                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ROWAN COMPANIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                    MARK HAY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                             ROWAN COMPANIES, INC.

                               5450 TRANSCO TOWER
                            2800 POST OAK BOULEVARD
                           HOUSTON, TEXAS 77056-6196
                                 (713) 621-7800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             FRIDAY, APRIL 28, 1995

To the Stockholders:

     The Annual Meeting of the Stockholders of Rowan Companies, Inc., a Delaware corporation (the "Company") will be held in the Transco Auditorium located on Level 2 of the Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 28, 1995 at 9:00 A.M., Houston time, for the following purposes:

          1. To elect three Class I Directors to serve until the third succeeding annual meeting and until their respective successors are duly elected and qualified.

          2. To transact such other business as may properly come before such meeting or any adjournment thereof.

     March 1, 1995, has been fixed as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 5450 Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, 77056-6196.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                    /s/  MARK H. HAY
                                                        Secretary

March 10, 1995

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL BACK THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                             ROWAN COMPANIES, INC.

                               5450 TRANSCO TOWER
                            2800 POST OAK BOULEVARD
                           HOUSTON, TEXAS 77056-6196

                    ---------------------------------------

                                PROXY STATEMENT

                    ---------------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Rowan Companies, Inc. for use at the Annual Meeting of Stockholders to be held on April 28, 1995, in the Transco Auditorium located on Level 2 of the Transco Tower, 2800 Post Oak Boulevard, Houston, Texas, or any adjournment thereof. The cost of solicitation will be paid by the Company. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or telecopy by the Company's employees, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by either (i) attending the meeting and voting in person or (ii) giving written notice of such revocation to Mr. Mark H. Hay, Secretary of the Company, at Rowan Companies, Inc., 5450 Transco Tower, 2800 Post Oak Boulevard, Houston, Texas 77056-6196. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Company prior to the voting of the previously dated proxy.

     The Proxy Statement and the related form of proxy are being first mailed or delivered to stockholders on or about March 10, 1995.

                         VOTING SECURITIES OUTSTANDING

     At the close of business on March 1, 1995, the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders, there were outstanding 84,310,787 shares of $.125 par value Common Stock of the Company ("Common Stock"), each share of which is entitled to one vote on the matters to be presented at the meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

MANAGEMENT

     The table below sets forth the number of shares of Common Stock of the Company owned as of March 1, 1995 by nominees for director, continuing directors (including Mr. Palmer who is Chief Executive Officer), the four other most highly compensated executive officers of the Company and all directors and executive officers as a group:

                                                                         SHARES OF
                                                                        COMMON STOCK
                                  NAME                            BENEFICIALLY OWNED(1)(2)
        --------------------------------------------------------  ------------------------
        Directors:
          Ralph E. Bailey                                                    20,000
          Henry O. Boswell                                                   25,000
          H. E. Lentz                                                        25,200(3)
          C. R. Palmer                                                      588,845
          Wilfred P. Schmoe                                                   5,000
          Charles P. Siess, Jr.                                               6,000
          Peter Simonis                                                       4,700
          C. W. Yeargain                                                    290,699

        Executive Officers (not Directors):
          R. G. Croyle                                                       82,078(4)
          D. F. McNease                                                      31,250
          E. E. Thiele                                                       65,750
          J. Earl Beckman                                                     6,250

        All Directors and Executive Officers as a group (24 in
          number)                                                         1,423,084

- ---------------

(1) Except as noted otherwise, the persons and the group listed have sole voting and sole dispositive power with respect to the shares shown herein.

(2) All directors and executive officers as a group beneficially owned 1.69% of the outstanding shares of Common Stock; no continuing director, nominee or executive officer owned more than .70% of the Common Stock. Included herein are shares of Common Stock that may be acquired prior to April 29, 1995 through the conversion of Series I Floating Rate Convertible Subordinated Debentures (the "Series I Debentures"), the Series II Floating Rate Convertible Subordinated Debenture (the "Series II Debenture") and the exercise of Nonqualified Stock Options (the "Options") as follows: C. R. Palmer -- Series II Debenture and Options -- 400,000 shares and 182,500 shares, respectively; R. G. Croyle -- Series I Debentures and
    Options -- 43,478 shares and 37,500 shares, respectively; D. F.
    McNease -- Options -- 31,250 shares; E. E. Thiele -- Options -- 18,750 shares; J. Earl Beckman -- Options -- 6,250 shares; and all directors and executive officers as a group -- Series I Debentures, the Series II Debenture and Options -- 78,261 shares, 400,000 shares and 372,750 shares, respectively.

(3) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares.

(4) Includes 1,000 shares and 100 shares owned by Mr. Croyle's children and wife, respectively. Mr. Croyle disclaims beneficial ownership of such shares.

PRINCIPAL STOCKHOLDERS

     The table below sets forth, as of March 1, 1995, certain information as to those persons who, to the knowledge of the Company, beneficially owned more than five percent of the Company's outstanding Common Stock:

                                                                      NUMBER OF
                                                                       SHARES          PERCENT
         TITLE                        NAME AND ADDRESS               BENEFICIALLY        OF
        OF CLASS                   OF BENEFICIAL OWNER(1)               OWNED           CLASS
        --------                   ----------------------            -----------       -------
Common Stock               The Equitable Companies Incorporated       12,420,800(2)     14.7%(2)
                           787 Seventh Avenue
                           New York, New York 10019;
                           AXA
                           23, Avenue Matignon
                           75008 Paris, France;
                           The Mutuelles AXA Group
                           detailed in (2) below

Common Stock               Sanford C. Bernstein & Co., Inc.           5,809,836(3)       6.9%(3)
                           One State Street Plaza
                           New York, N.Y. 10004

Common Stock               State of Wisconsin                         5,181,000(4)      6.14%(4)
                           Investment Board
                           P.O. Box 7842
                           Madison, Wisconsin 53707

Common Stock               Metropolitan Life Insurance Company        4,662,700(5)      5.53%(5)
                           One Madison Avenue
                           New York, N.Y. 10010

- ------------

(1) To the knowledge of the Company, no other person owns more than 5% of the outstanding shares of Common Stock.

(2) Based on information contained in written correspondence directed to the Company on March 2, 1995, The Equitable Companies Incorporated ("Equitable") and the AXA companies ("AXA") described below as a group had, as of January 31, 1995, sole voting power with respect to 12,365,200 shares and sole dispositive power with respect to 12,420,800 shares. Based on information contained in that correspondence, 4,214,700 shares and 8,206,100 shares of the shares shown above were beneficially owned by Equitable's subsidiaries, The Equitable Life Assurance Society of the United States ("Equitable U.S.") and Alliance Capital Management L.P. ("Alliance Capital"), respectively, and that Equitable U.S. had sole voting power and sole dispositive power with respect to 4,214,700 while Alliance Capital had sole voting power and sole dispositive power with respect to 8,150,500 shares and 8,206,100 shares, respectively. AXA and the five mutual insurance companies comprising The Mutuelles Group, namely Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle, both located at 101-100 Terrasse Boieldieu, 92042 Paris La Defense France, and AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, both located at La Grande Arche, Pardi Nord, 92044 Paris La Defense France, and Uni Europe Assurance Mutuelle, 24 Ru Drouot, 75009 Paris France, disclaim any beneficial interest in and disclaim any deemed voting power or dispositive power with respect to any of the shares shown above.

(3) Based on information contained in the named stockholder's Schedule 13G dated February 7, 1995, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13G also stated that the named stockholder had sole voting power with respect to 3,245,632 shares and sole dispositive power with respect to 5,809,836 shares. Sanford C. Bernstein & Co., Inc. is an investment advisor for various clients.

(4) Based on information contained in the named stockholder's Schedule 13G dated February 13, 1995, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13G also stated that the named

                                         (Footnotes continued on following page)
    stockholder had sole voting power and sole dispositive power with respect to 5,181,000 shares. The State of Wisconsin Investment Board is a government agency which manages public pension funds.

(5) Based on information contained in the named stockholder's Schedule 13G dated February 9, 1995, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13G also stated that the named stockholder had sole voting power with respect to 4,217,700 shares and sole dispositive power with respect to 4,662,700 shares. Furthermore, based on information contained in the Schedule 13G dated February 10, 1994 of a Metropolitan Life Insurance Company subsidiary, State Street Research & Management Company, One Financial Center, 38th Floor, Boston, MA 02111, 4,644,200 of the shares shown above were beneficially owned by State Street Research & Management. Additionally, such Schedule 13G stated that State Street Research & Management had sole voting power with respect to 4,199,200 shares and sole dispositive power with respect to 4,644,200 shares. State Street Research & Management, an investment adviser for various clients, disclaims any beneficial interest in such shares.

     All of the Company's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with except that two executive officers, James B. Davis and William C. Provine, both Vice Presidents, each had one report covering one transaction that they inadvertently failed to report on a timely basis.

                            QUORUM AND OTHER MATTERS

     The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock at the close of business on March 1, 1995 is necessary to constitute a quorum. In accordance with Delaware law and pursuant to the provisions of the Company's Bylaws, holders of shares shall be treated as being present at the Annual Meeting of Stockholders if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank. The Company amended its Bylaws in December 1992 to revise, in accordance with Delaware law, certain provisions regarding matters voted on by stockholders, including the addition of language to specifically address the treatment of abstentions and non-votes.

     If a quorum is present at the Annual Meeting, the election of each nominee for Class I Director will be approved if the votes cast in favor of the election of such nominee exceed the votes cast opposing the election of such nominee. Unless otherwise directed thereon, a validly executed proxy will be treated as a vote cast in favor of the election of the Class I Director nominees listed below. In determining the number of votes cast, shares abstaining from voting on such election and shares held in street name that are indicated as not being voted on by brokers due to lack of discretionary authority will not be treated as votes cast.

     Action on any other matter to come before the Annual Meeting of Stockholders will be approved if a quorum is present and the votes cast in favor of the matter exceed the votes cast opposing such matter. In determining the number of votes cast, shares abstaining from voting on such matters and shares held in street name that are indicated as not being voted on by brokers due to lack of discretionary authority will not be treated as votes cast.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. Classes I and III consist of three directors each and Class II consists of two directors. Each Director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Class I directors are to be elected at the 1995 Annual Meeting of Stockholders.

     The persons named in the enclosed proxy have been selected as a proxy committee by the directors of the Company and valid proxies will be voted in the manner directed thereon. If no direction is made, the proxies will be voted for the election of the Class I Director nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxy committee will vote for a replacement nominee in accordance with its best judgement.

     The table below sets forth certain information regarding the nominees for director and continuing directors as of March 1, 1995.

                       NOMINEES AND CONTINUING DIRECTORS
                    ---------------------------------------

                                                                                            YEAR
                                           PRINCIPAL OCCUPATION                             FIRST
                                               FOR THE PAST                                 BECAME
        NAME(1)(2)                              FIVE YEARS                       AGE       DIRECTOR
        ----------                         --------------------                  ---       --------
NOMINEES:                             CLASS I (TERM EXPIRES IN 1998)
- ---------                             ------------------------------
H.E. Lentz                   Managing Director, Lehman Brothers Inc.              50       1990
                             (investment bankers) since March 1993;
                             Investment Banker, Wasserstein Perella & Co.,
                             Inc. (March 1988 through February 1993).

Wilfred P. Schmoe            Retired; formerly Executive Vice President,          67       1992
  (a)(b)(e)                  Director and member of the Executive Committee
                             (May 1984 to November 1988) of E.I. DuPont de
                             Nemours & Co. (diversified chemical/energy
                             conglomerate).

Charles P. Siess, Jr.        Retired; formerly Chairman of the Board and          68       1991
  (a)(b)(c)(e)               Chief Executive Officer, Cabot Oil & Gas
                             Corporation (January 1990 to December 1992);
                             Vice Chairman of the Board, Marathon
                             Manufacturing Company (August 1986 until
                             retiring in February 1987).

CONTINUING DIRECTORS:                CLASS II (TERM EXPIRES IN 1996)
- ---------------------                -------------------------------

Ralph E. Bailey              Chairman of the Board and Chief Executive            70       1993
  (b)(d)(e)                  Officer of American Bailey Corporation
                             (manufacturing and energy investments) and
                             Chairman of the Board and, until February 1992,
                             Chief Executive Officer of United Meridian
                             Corporation (oil and gas exploration and
                             production).

C. W. Yeargain               Chairman of the Board, LeTourneau, Inc.;             69       1975
  (c)(d)                     Executive Vice President of the Company until
                             retiring in March 1991.(3)

CONTINUING DIRECTORS:                CLASS III (TERM EXPIRES IN 1997)
- ---------------------                --------------------------------
Henry O. Boswell             Retired; formerly President (1983-1987) of Amoco     65       1988
  (a)(b)(c)(d)(e)            Production Company (oil and gas production).

                                         (Table continued on the following page)

                                                                                            YEAR
                                           PRINCIPAL OCCUPATION                             FIRST
                                               FOR THE PAST                                 BECAME
        NAME(1)(2)                              FIVE YEARS                       AGE       DIRECTOR
        ----------                          ------------------                   ---       ---------
C. R. Palmer                 Chairman of the Board, President and Chief           60       1969
  (c)(d)                     Executive Officer of the Company.(3)

Peter Simonis                Chairman of the Board, British American Offshore     68       1985
  (d)                        Limited (Company-owned U.K. drilling contractor)
                             since March 1987; Chairman of the Board
                             (1979-1987) of Haden Group plc (London-based
                             international engineering contractors).

- ------------

(1) Directorships other than those listed in the table are as follows: Ralph E. Bailey is a director of General Signal Corporation and The Williams Companies, Inc.; Henry O. Boswell is a director of Service Master Management Corporation, the general partner of Service Master Limited Partnership, and Cabot Oil & Gas Corporation; H.E. Lentz is a director of Imperial Holly Corporation; and Charles P. Siess, Jr. is a director of Cabot Corporation, Cabot Oil & Gas Corporation and Camco, Inc.

(2) Committee memberships are indicated by (a) for Audit Committee, (b) for Compensation Committee, (c) for Executive Committee, (d) for Nominating Committee and (e) for 1986 Debenture Plan Committee. See "Committees of the Board of Directors" below for information on functions performed by the Committees. The Board of Directors held five meetings during 1994. All directors attended at least 75% of the 1994 meetings of the Board of Directors and Committees on which they served.

(3) In addition to his Board membership, Mr. Yeargain continues to serve the Company in a consulting capacity. See "Certain Transactions" on page 15. Information regarding Mr. Palmer's compensation is disclosed in the Summary Compensation Table under Executive Compensation below.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

     The functions performed by the committees of the Board of Directors are as follows:

     The Audit Committee has as its principal functions to recommend to the Board of Directors each year the firm of independent auditors to be selected by the Company and its subsidiaries, to review the reports to be rendered and the fees to be charged by the independent auditors and to review with the independent auditors the principal accounting policies of the Company and its subsidiaries and other pertinent matters either at the initiative of the Committee or at the request of the independent auditors. The Audit Committee held one meeting in 1994.

     The Compensation Committee recommends to the Board of Directors from time to time the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate. The Compensation Committee held two meetings in 1994.

     The Nominating Committee generally designates, on behalf of the Board of Directors, candidates for the directors of the class to be elected at the next meeting of stockholders. The Nominating Committee will consider for election to the Board qualified nominees recommended by stockholders. To make such a recommendation, stockholders should submit to the Company's Secretary a biographical sketch of the prospective candidate, which should include age, principal occupation and business experience and other directorships, including positions previously held or now held. The Nominating Committee held one meeting in 1994.

     The Executive Committee has, except for certain qualifications noted in the Company's Bylaws, the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company. The Executive Committee held three meetings in 1994.

     The 1986 Debenture Plan Committee administers the Company's 1986 Convertible Debenture Incentive Plan. The 1986 Debenture Plan Committee has broad authority to interpret, amend, suspend or terminate such Plan and to make all determinations necessary or advisable for the administration of the Plan. The 1986 Debenture Plan Committee held one meeting in 1994.

                             EXECUTIVE COMPENSATION

     The following tabulation sets forth for the fiscal years ended December 31, 1994, 1993 and 1992 annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                   -----------------
                                           ANNUAL COMPENSATION     SHARES UNDERLYING
                                          ----------------------      DEBENTURES         ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)    AND OPTIONS(#)    COMPENSATION($)
- -------------------------------  ----     ---------     --------   -----------------  ---------------
C. R. Palmer                     1994     $ 766,667       -0-           791,111(1)        -0-
  Chairman of the Board,         1993       700,000     $900,000          -0-             -0-
  President and Chief            1992       700,000       -0-             -0-             -0-
  Executive Officer

R. G. Croyle                     1994       200,000       -0-           187,963(1)        -0-
  Executive Vice President       1993       170,000      100,000         25,000           -0-
                                 1992       156,000       -0-            25,000           -0-

D. F. McNease                    1994       175,000       -0-           187,963(1)        -0-
  Senior Vice                    1993       153,333      100,000         25,000           -0-
  President-Drilling             1992       133,333       -0-            25,000           -0-

E. E. Thiele                     1994       166,667       -0-           187,963(1)        -0-
  Senior Vice                    1993       145,000       75,000         25,000           -0-
  President-Finance,             1992       130,000       -0-            25,000           -0-
  Administration and Treasurer

J. Earl Beckman                  1994       215,000(2)    -0-           187,963(1)     $ 4,873(3)
  Vice President-Manufacturing;  1993          N/A        N/A              N/A            N/A
  President and Chief Executive  1992          N/A        N/A              N/A            N/A
  Officer of LeTourneau, Inc.

- ---------------

(1) Included herein are shares of Common Stock that may be acquired through the conversion of Series III Floating Rate Convertible Subordinated Debentures (the "Series III Debentures"), which were offered and issued on November 30, 1994, and the exercise of Options, which were granted on April 22, 1994, as follows: C. R. Palmer -- Series III Debentures and
     Options -- 711,111 shares and 80,000 shares, respectively; R. G. Croyle, D.
     F. McNease, E. E. Thiele and J. Earl Beckman -- Series III Debentures and Options -- in each case, 162,963 and 25,000, respectively.

(2) Represents the base salary paid to Mr. Beckman in 1994, the year that he became an employee by way of the Company's purchase of the net assets of his former employer, Marathon LeTourneau Company. Mr. Beckman was elected President and Chief Executive Officer of LeTourneau, Inc. ("LeTourneau") and Vice President of the Company on February 18, 1994 and April 22, 1994, respectively.

(3) Represents the amount of the LeTourneau, Inc. match to the designated portion of Mr. Beckman's contributions made in 1994 to that company's 401(k) plan (a defined contribution plan) entitled the LeTourneau, Inc. Savings and Investment Plan. As a benefit for its drilling and aviation employees (which includes Messrs. Palmer, Croyle, McNease and Thiele), the Company's Board approved on October 21, 1994 the establishment of a similar 401(k) plan, entitled Rowan Companies, Inc. Savings and Investment Plan. Such plan, however, will not be effective until April 1995.

     No executive officer received any non-cash compensation during fiscal years 1994, 1993 and 1992 having an aggregate incremental cost to the Company in excess of the lesser of $50,000 or 10% of his or her total annual salary and bonus as reported in this table.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information pertinent to stock options granted under the Company's 1988 Nonqualified Stock Option Plan (the "1988 Plan") to the Named Executive Officers during 1994:

                                       INDIVIDUAL GRANTS                                     POTENTIAL
                ---------------------------------------------------------------           REALIZABLE VALUE
                               PERCENT       MARKET                                      AT ASSUMED ANNUAL
                NUMBER OF     OF TOTAL      PRICE OF                                       RATES OF STOCK
                  SHARES       OPTIONS      STOCK ON                                     PRICE APPRECIATION
                UNDERLYING   GRANTED TO     DATE OF    EXERCISE OR                        FOR OPTION TERM
                 OPTIONS    EMPLOYEES IN    GRANT(1)    BASE PRICE   EXPIRATION   --------------------------------
      NAME      GRANTED(#)   FISCAL 1994   ($/SHARE)    ($/SHARE)     DATE(2)      0%(3)        5%         10%
     -----      ----------  -------------  ----------  ------------  ----------   --------   --------   ----------
C. R. Palmer..... 80,000         8.1%        $ 7.13       $ 1.00       4-22-04    $490,000   $848,470   $1,398,433
R. G. Croyle..... 25,000         2.5           7.13         1.00       4-22-04     153,125    265,147      437,010
D. F. McNease.... 25,000         2.5           7.13         1.00       4-22-04     153,125    265,147      437,010
E. E. Thiele..... 25,000         2.5           7.13         1.00       4-22-04     153,125    265,147      437,010
J. Earl Beckman.. 25,000         2.5           7.13         1.00       4-22-04     153,125    265,147      437,010

- ---------------

(1) Last reported sales price of the Common Stock on the New York Stock Exchange on April 22, 1994, the date of grant.

(2) Options become exercisable in 25% increments over a four-year period with the options being 100% exercisable four years after the date of grant. Exercisability may accelerate upon the occurrence of certain events such as corporate reorganizations, death or disability (as set forth in the option agreement or the plan).

(3) Value represents the difference between the per share market price (see footnote (1) above) and the per share exercise price on the date of grant times the number of underlying shares.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     For each of the Named Executive Officers, the information set forth below reflects, for the fiscal year ended December 31, 1994, options under the Company's 1980 Nonqualified Stock Option Plan (the "1980 Plan") and 1988 Plan which were exercised and the value realized thereon as well as exercisable and unexercisable options which were unexercised at year-end 1994 and the value realizable thereon at such date:

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON    VALUE        DECEMBER 31, 1994(#)         DECEMBER 31, 1994($)(1)
                         EXERCISE     REALIZED   ---------------------------   ---------------------------
          NAME              (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----          -----------   --------   -----------   -------------   -----------   -------------
C. R. Palmer............       -0-         -0-     162,500         80,000       $ 853,125      $ 420,000
R. G. Croyle............       -0-         -0-      18,750         56,250          98,438        295,313
D. F. McNease...........    15,000    $103,125      12,500         56,250          65,625        295,313
E. E. Thiele............    18,750     108,593         -0-         56,250             -0-        295,313
J. Earl Beckman.........       -0-         -0-         -0-         25,000             -0-        131,250

- ---------------

(1) Represents the difference between $6.25, which was the last reported per share sales price of the Company's Common stock on the New York Stock Exchange on December 31, 1994, and the per share exercise price of $1.00 times the number of underlying shares.

OPTION PLANS

     As amended by the stockholders at the Annual Meeting of Stockholders in April 1992, the 1988 Plan permits the grant to key employees of the Company and its subsidiaries prior to January 21, 2003 of options to purchase 7,000,000 shares, of which options to purchase 3,536,179 shares (net of forfeitures) of the Company's Common Stock had been granted at an option exercise price per share of $1.00 as of March 1, 1995. Outstanding options under the 1988 Plan expire between April 1999 and April 2004. Options granted under the 1988 Plan were nonqualified options and expire ten years after the date of grant.

     The authority of the Board of Directors to grant additional options under the 1980 Plan expired on January 25, 1990. The 1980 Plan provided for the grant of options to key employees of the Company and its subsidiaries, and the exercise prices and terms of options granted under the 1980 Plan were determined by the Compensation Committee. As of March 1, 1995, options to purchase a total of 971,500 shares (net of forfeitures) of the Company's Common Stock had been granted under the 1980 Plan at an option exercise price of $1.00 per share. Outstanding options under the 1980 Plan expire between April 1998 and April 1999. Outstanding options under the 1980 Plan are nonqualified options and expire ten years after the date of grant.

     Options granted under the 1980 and 1988 Plans become exercisable in 25% increments over a four-year period with the options being 25% exercisable one year after the date of grant and 100% exercisable four years after the date of grant.

CONVERTIBLE DEBENTURE INCENTIVE PLAN

     The Rowan Companies, Inc. 1986 Convertible Debenture Incentive Plan (the "Plan") was approved at the Company's 1986 Annual Meeting of Stockholders. The Plan provides for the issuance to key employees of the Company and its subsidiaries of up to $20,000,000 in aggregate principal amount of the Company's floating rate convertible subordinated debentures (the "Debentures"). The Debentures are convertible into fully paid and nonassessable shares of preferred stock, which are immediately convertible into fully paid and nonassessable shares of Common Stock of the Company. The ultimate conversion price for each issue is the closing price of the Company's Common Stock on the day prior to the issuance of the Debentures.

     The Plan is administered by the 1986 Debenture Plan Committee of the Board of Directors (the "Debenture Committee"). The Debenture Committee has the authority to select key employees of the Company or any subsidiary who may purchase Debentures. The Debenture Committee also determines with respect to each series of Debentures, the interest rate, conversion price and other terms and conditions of the Debentures, all consistent with the provisions of the Plan. After November 30, 1994, no more Debentures may be offered under the Plan.

     The first Debenture offering consisted of $5,125,000 aggregate principal amount of Series I Debentures issued in June 1986, which were ultimately convertible into 891,304 shares of Common Stock at $5.75 per share until June 1996. The second Debenture offering consisted of $4,500,000 aggregate principal amount of the Series II Debenture issued in September 1987, which was ultimately convertible into 500,000 shares of Common Stock at $9.00 per share until September 1997. The aggregate principal amount of Debentures outstanding under these two issues at March 1, 1995 was $4,050,000, which are convertible into 478,261 shares of Common Stock. No conversions occurred in 1994. All employees participating in the Series I and Series II Debenture offerings have borrowed the Debenture purchase price from an unaffiliated third party. Promissory notes evidencing any outstanding borrowings bear interest at the same rate as the Debentures and are secured by a pledge of the Debentures purchased. The Company has guaranteed such outstanding employee indebtedness secured by a pledge of the Debentures purchased.

     The third Debenture offering was made in November 1994. This offering consisted of $10,300,000 aggregate principal amount of Series III Debentures, which are ultimately convertible into 1,525,926 shares of Common Stock at $6.75 per share in specified amounts and intervals until November 2004. The table below sets forth information pertinent to Series III Debentures purchased under the Plan in 1994 by the Named

Executives. Because less than one year has lapsed since the Debentures were issued, no conversions have occurred and all were outstanding at March 1, 1995.

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                                                  PERCENT                                  AT ASSUMED ANNUAL
                                    NUMBER OF     OF TOTAL                                  RATES OF STOCK
                                      SHARES     DEBENTURES                               PRICE APPRECIATION
                       FACE         UNDERLYING  PURCHASED BY CONVERSION OR                FOR DEBENTURE TERM
                    AMOUNT OF       DEBENTURE   EMPLOYEES IN  BASE PRICE   EXPIRATION  -------------------------
       NAME         DEBENTURE      PURCHASED(#) FISCAL 1994    ($/SHARE)     DATE          5%            10%
- ------------------- ----------     ------------ ------------ ------------- --------    ----------    -----------
C. R. Palmer....... $4,800,000(1)     711,111       46.6%        $6.75     11-30-04    $7,818,694    $12,449,963
R. G. Croyle.......  1,100,000(2)     162,963       10.7          6.75     11-30-04     1,791,784      2,853,117
D. F. McNease......  1,100,000(2)     162,963       10.7          6.75     11-30-04     1,791,784      2,853,117
E. E. Thiele.......  1,100,000(2)     162,963       10.7          6.75     11-30-04     1,791,784      2,853,117
J. Earl Beckman....  1,100,000(2)     162,963       10.7          6.75     11-30-04     1,791,784      2,853,117

- ---------------

(1) After one, two, three and four years from the date of the Debenture (November 30, 1994) until the expiration date, portions of the Debenture in the amounts of $1,100,000, $1,200,000, $1,200,000 and $1,300,000,
    respectively, are convertible into 162,963, 177,778, 177,778 and 192,592 shares, respectively, of Common Stock.

(2) After one, two, three and four years from the date of the Debenture (November 30, 1994) until the expiration date, portions of the Debenture in the amounts of $250,000, $250,000, $300,000 and $300,000, respectively, are convertible into 37,037, 37,037, 44,444 and 44,445 shares, respectively, of Common Stock.

     All employees participating in the Series III Debenture offering have borrowed the Debenture purchase price from the Company. Promissory notes evidencing the borrowings bear interest at the same rate as the Debentures and are secured by a pledge of the Debentures purchased.

PENSION PLAN

     The Company offers to eligible employees participation in a non-contributory, defined benefit pension plan. All salaried and hourly employees (including executive officers but excluding non-US. citizens) of the Company and its drilling and aviation subsidiaries who have completed one year of employment (as defined in the Plan) are eligible to participate in the pension plan. Pursuant to the terms of the pension plan, the cost of which is borne by the Company, an eligible employee generally will receive a pension at age 60 pursuant to a formula which is based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation for this purpose is based on salary, excluding discretionary bonuses. Because applicable provisions of the Internal Revenue Code, as amended, currently limit the annual benefits payable to any individual from the pension plan to $120,000, the pension plan provides that benefits of a plan retiree which are limited by the provisions of the Internal Revenue Code shall be increased each year that adjustments to such provisions permit a benefit increase. As of January 31, 1995, the Company and its drilling and aviation subsidiaries had approximately 1,800 employees eligible to participate in such pension plan.

     The Company's manufacturing subsidiaries offer to eligible employees participation in a separate non-contributory, defined benefit pension plan. This plan is substantially similar to the Company's pension plan except that: an eligible employee generally will receive a pension at age 65 rather than at age 60; the benefits are subject to reduction for Social Security benefits; and no provision has been made for increasing the annual benefits payable to any individual under this plan for the purpose of tracking an upward adjustment in the limitation imposed by the Internal Revenue Code. As of January 31, 1995, the Company's manufacturing subsidiaries had approximately 770 employees eligible to participate in this pension plan.

     The same entities having a pension plan also have pension restoration plans which provide for the restoration of any retirement income that is lost under those pension plans because of the previously mentioned Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by the sponsoring companies. To date, the board of directors of the sponsoring companies have selected three employees, C. R. Palmer, J. Earl Beckman and C. W. Yeargain (now retired), to be participants under the pension restoration plans.

     The following table illustrates, for representative average earnings and years of credited service, the annual retirement benefit payable to eligible employees of the Company and its drilling and aviation subsidiaries under the Company's pension and pension restoration plans computed on the basis of a life annuity with 60 payments guaranteed.

                             PENSION PLAN TABLE(1)

                                                YEARS OF SERVICE (2)
                 -----------------------------------------------------------------------------------
COMPENSATION(3)     15             20             25             30             35             40
- -----------      --------       --------       --------       --------       --------       --------
$  125,000       $ 32,812       $ 43,750       $ 54,687       $ 65,625       $ 76,562       $ 87,500
   150,000         39,375         52,500         65,625         78,750         91,875        105,000
   175,000         45,937         61,250         76,562         91,875        107,187        122,500
   200,000         52,500         70,000         87,500        105,000        122,500        140,000
   225,000         59,062         78,750         98,437        118,125        137,812        157,500
   250,000         65,625         87,500        109,375        131,250        153,125        175,000
   300,000         78,750        105,000        131,250        157,500        183,750        210,000
   400,000        105,000        140,000        175,000        210,000        245,000        280,000
   500,000        131,250        175,000        218,750        262,500        306,250        350,000
   600,000        157,500        210,000        262,500        315,000        367,500        420,000
   700,000        183,750        245,000        306,250        367,500        428,750        490,000
   800,000        210,000        280,000        350,000        420,000        490,000        560,000
   900,000        236,250        315,000        393,750        472,500        551,250        630,000
 1,000,000        262,500        350,000        437,500        525,000        612,500        700,000

- ---------------

(1) The benefits listed in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 1994, the Named Executive Officers (excluding J. Earl Beckman) were credited under either or both the pension and pension restoration plans of the Company and its drilling and aviation subsidiaries with years of service as follows: C. R. Palmer -- 34; R. G. Croyle -- 21; D.
    F. McNease -- 21; and E. E. Thiele -- 25.

(3) The annual benefit amount payable to C. W. Yeargain, who retired as an executive officer in March 1991, is $158,430. The estimated annual benefit amount payable upon retirement to C. R. Palmer is $418,909. The other executive officers named in "Executive Compensation" above (but excluding J. Earl Beckman) will basically be entitled to receive the annual benefits amounts based upon their 1994 salary amount set forth under "Salary" in the table on page 7 and their credited years of service under the pension plan (see Footnote (2) above).

     Based upon his 1994 salary of $215,000, the estimated annual benefit payable upon retirement to J. Earl Beckman is approximately $45,485, such benefit being based upon 15 years of projected service at age 65 under the pension and pension restoration plans of the Company's manufacturing subsidiaries and six years under a plan of a company previously owning the assets of LeTourneau.

DIRECTOR COMPENSATION

     Each director who is not a salaried officer of the Company or a subsidiary receives $20,000 annually for serving as a director, $500 for attending a regular or special Board meeting and $250 or $500 for attending a meeting of each committee on which he serves, depending on the length of the meeting. In addition, directors are reimbursed for reasonable travel expenses.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, the Company has developed and implemented compensation policies and programs that seek to retain and motivate employees of the Company and its subsidiaries whose performance contributes to the Company's goal of maximizing stockholder value in an industry that has suffered a prolonged downturn. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of the Company's Common Stock. Compensation decisions are made by the Committee after reviewing recommendations prepared by the Company's Chief Executive Officer, with the assistance of other Company personnel. The Company has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to reward past performance, retain key employees and encourage future performance.

     In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual performance, overall Company performance versus that of its competitors and performance of the price of the Company's Common Stock in comparison to prior levels and to the relative stock prices of its competitors. Since the contract drilling industry has been in a prolonged downturn, overall corporate performance has included factors such as maintaining equipment and personnel and protecting the strength of the Company's balance sheet. When evaluating individual performance, particular emphasis has been placed on the executive officers' success in enabling the Company to increase its market share, their ability to develop innovative ways to obtain better returns on the Company's assets and their maintenance of the Company's ability to respond to upturns in the drilling industry. Emphasis is placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing the Company's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industry in which the Company operates.

     Based upon the Committee's determination, all of the executives named above, including Mr. Palmer (see "Chief Executive Officer Compensation" below), received a salary increase in 1994. As discussed above, factors considered by the Committee in setting compensation included each individual's past contributions and performance, as well as the Company's operating results and the performance of the Company's stock in comparison to its competitors, management of its assets and debts and implementing and maintaining effective cost controls. Additionally, setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels were pursued objectives. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to the competitors in the Company's peer group described below under "Stockholder Return Performance Presentation" along with comparison to certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some extent subjective, and the Company does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

     In addition to regular salary payments to executive officers in 1994, the Committee determined to make stock option grants to all of the Company's executive officers, including Mr. Palmer, at an exercise price of $1.00 per share and also determined on November 30, 1994 to offer to certain of the Company's senior executive officers, which included Mr. Palmer, the opportunity to purchase convertible debentures. The primary basis for these stock option grants and convertible debenture offerings was management's performance in keeping the Company's organization intact and maintaining a strong balance sheet under continuing adverse market conditions in its largest business segment, drilling, as well as the positive earnings contributions by the Company's aviation and manufacturing segments and the Committee's evaluation of the individual performance of each officer. The criteria used in evaluating individual performance for purposes of these awards were the same as the criteria discussed above that are considered when setting regular compensation. Previous option grants and debenture offerings to and held by executive officers were taken into account when determining the amount of new option and convertible debenture awards.

     Although the Committee chose to revise the compensation of the Named Executive Officers for the fiscal year just ended, it attempts to avoid treating salaries, stock option grants and debenture offerings as entitlements and recommends compensation revisions only when it believes such changes are warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee's determination for setting Mr. Palmer's salary for 1994, which had not been revised since 1990, was based on the facts that (i) the Company had survived a severe industry downturn when many of its competitors had failed, merged or ceased to exist, (ii) the Company had been able to maintain a relatively strong balance sheet throughout the past five year period, which was a period of unprecedented difficulty, enabling it to maintain its employees and equipment at competitive levels, (iii) the Company had, in consequence, increased its market share, leaving it well positioned to capitalize on any significant increase in offshore drilling activity and (iv) the Company had successfully completed the acquisition of the net assets of Marathon LeTourneau Company in February 1994. No specific quantitative measure of the Company's performance was used for this purpose. Emphasis was also placed on evaluating the Company's performance versus the performance of the competitors in the Company's peer group described below under "Stockholder Return Performance Presentation", as well as certain additional public companies in the energy service industry. The Committee believed, and believes, that the Company's relatively strong position in the contract drilling industry has been in large part attributable to Mr. Palmer's abilities and contributions.

     In 1990, the Committee granted Mr. Palmer a salary of $700,000 a year, and granted him restricted stock options relating to 300,000 shares of Common Stock, having a value on the date of grant of $3,825,000, and vesting in equal annual installments in each of the next four years. Restricted stock options were used in the compensation package because they (i) did not require use of the Company's cash and working capital and (ii) tied a significant portion of Mr. Palmer's compensation closely to the interests of the Company's stockholders. Based on Mr. Palmer's continuing performance and contributions, the Committee determined in each of the years 1991, 1992 and 1993 to maintain Mr. Palmer's regular salary at the level which had been established in 1990.

     As noted above, the Committee did not revise Mr. Palmer's regular salary level for 1993. In December 1993, the Committee granted Mr. Palmer a cash bonus of $900,000 in recognition of his outstanding contributions toward returning the Company to profitability and protecting the Company's financial viability throughout the prolonged downturn in the contract drilling industry, during which several of the Company's competitors underwent bankruptcies or restructurings that destroyed the value of their stockholders' investments. As part of its determination, the Committee also took into account the fact that no bonuses or stock options had been granted to Mr. Palmer since 1990. In addition, the Committee considered the effects of a recent tax law change that removed the existing $135,000 cap on the Medicare portion of the FICA tax so that the Company and its employees will collectively pay a 2.9% Medicare tax on all compensation paid to the Company's employees after 1993. In light of this change, the Committee determined that payment of a bonus to Mr. Palmer in 1993 would allow a greater benefit to be received by Mr. Palmer at a smaller cost to the Company than if the bonus were granted at a later time.

     1994 represented the final year of the compensation package granted to Mr. Palmer in 1990. In reviewing Mr. Palmer's contribution over the preceding five years, which, in addition to matters discussed above, included the successful acquisition of the net assets of Marathon LeTourneau Company in 1994, the Committee determined that it was crucial to the interests of the Company and its stockholders to retain the services of and to continue to provide incentives for its Chief Executive. In view of the cash bonus awarded Mr. Palmer in 1993, the Committee determined not to grant additional cash awards based on prior contributions. Instead, the Committee decided to raise Mr. Palmer's salary to $800,000 and to grant him options to acquire 80,000 shares of Common Stock at $1.00 per share. In addition, Mr. Palmer was awarded the opportunity to purchase, and he has so purchased, $4,800,000 of the Company's Series III Debentures. These debentures are described under "Convertible Debenture Incentive Plan" on pages 9 and 10.

     The Committee has also discussed and considered a recent amendment to the tax code that will generally limit the Company's ability to deduct compensation in excess of $1 million to a particular executive. The Committee intends to consider the deductibility of the compensation paid to its executive officers in the future. However, given the current level of the Company's net operating losses and investment tax credit carryforwards, deductibility of compensation is not an immediate concern.

     This report has been provided by the following members of the Committee:

                        Charles P. Siess, Jr., Chairman
                                Ralph E. Bailey
                                Henry O. Boswell
                               Wilfred P. Schmoe

     The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparison of the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, the cumulative total return of the Standard & Poor's Composite 500 Stock Index and the cumulative total return of a Company-selected peer group for the period of five calendar years commencing January 1, 1990 and ending December 31, 1994. One change from 1994 in the component companies comprising the selected peer group was the Company's decision that Noble Drilling Corp. replace Chiles Offshore Corp. as a result of Noble acquiring Chiles in September 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                      ROWAN COMMON STOCK, S&P 500 INDEX &
                         COMPANY-SELECTED PEER GROUP**

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         ROWAN          S&P 500       PEER GROUP**
1989                               100            100              100
1990                               100             97               79
1991                                51            126               45
1992                                70            136               36
1993                                80            150               72
1994                                56            152               62

___________________
 * Total return assumes reinvestment of dividends.
** Energy Service Company, Inc., Global Marine, Inc.,
   Noble Drilling Corp., and Reading & Bates Corp.


                              CERTAIN TRANSACTIONS

     Mr. Peter Simonis, a Class III Director of the Company, received in 1994 1,000 Pound Sterling for services as Chairman of the Board of British American Offshore Limited. In addition, an annual fee of 14,000 Pound Sterling was paid in 1994 by British American Offshore Limited to Kismire Limited, a management consulting company of which Mr. Simonis is a director. British American is a wholly owned subsidiary of the Company organized to perform contract drilling services in the U.K. sector of the North Sea utilizing rigs owned by the Company or others.

     In 1994, the Company paid an aggregate of $34,000 in consulting fees to C.
W. Yeargain, a Class II director who was an Executive Vice President of the Company until his retirement in March 1991 and, since March 1994, has been Chairman of the Board of LeTourneau. Mr. Yeargain is paid $50,000 per year in quarterly installments and $500 per diem for consulting services rendered.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche L.L.P. has been selected as principal auditors for the Company for the year ending December 31, 1995. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 28, 1995 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

                             STOCKHOLDERS PROPOSALS

     Any stockholder who wishes to submit a proposal for presentation at the 1996 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than November 11, 1995.

                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE HEREOF

                                 OTHER BUSINESS

     Management of the Company does not know of any other matters which are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons voting the proxy unless otherwise designated thereon.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS

                                                        /s/ C. R. PALMER
                                                        Chairman
March 10, 1995

                                 [ROWAN LOGO]

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PROXY

                             ROWAN COMPANIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 28, 1995 or any adjournment thereof.

    1. ELECTION OF CLASS I DIRECTORS

       / /  FOR all nominees listed below     / /  AGAINST all nominees listed below      / /  ABSTAIN
            (except as marked to the
            contrary below)

       (INSTRUCTION: To vote against any individual nominee strike a line through the nominee's name in the list below.)

        H. E. Lentz        Wilfred P. Schmoe        Charles P. Siess, Jr.

    2. With discretionary authority on any other matter which may properly come before the meeting.

           (Continued, and to be dated and signed, on the other side)

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

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                          (CONTINUED FROM OTHER SIDE)

IF A CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER NOT KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY THAT MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

                                               ---------------------------------
                                                           SIGNATURE

                                               ---------------------------------
                                                           SIGNATURE
                                               Dated                      , 1995
                                                     ---------------------

Please complete, date, sign and return this proxy promptly in the enclosed envelope. Sign exactly as name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the signature is for a corporation, please sign full corporate name by authorized officer. If shares are registered in more than one name, all holders must sign.

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